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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 11, 2002
                                                 ------------------


                          Williams Energy Partners L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                   1-16335                   73-1599053
        ---------------             ------------           -------------------
        (State or other             (Commission             (I.R.S. Employer
        jurisdiction of             File Number)           Identification No.)
        incorporation)


       One Williams Center, Tulsa, Oklahoma                        74172
     ----------------------------------------                   ----------
     (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.    Other Events.

           The Williams Companies, Inc. (NYSE:WMB) announced today that it has closed the sale of Williams Pipe Line to Williams Energy Partners L.P. (NYSE:WEG) for $1 billion. Williams received cash proceeds in the amount of $674 million and the balance of the purchase price in Class B units of limited partnership interests in Williams Energy Partners.

           The transaction was approved by both organizations' board of directors, including Williams Energy Partners' conflicts committee, which is comprised of independent directors.

           Williams Pipe Line delivers refined petroleum products to the Midwest through 6,700 miles of pipeline and 39 storage and distribution terminals.

           Williams Energy Partners plans to finance the purchase initially with equity issued to Williams and short-term debt. Williams Energy Partners expects to replace this interim financing in the future with permanent financing in the form of equity and long-term debt.

           Williams Energy Partners will host an investor conference call on Friday, April 12, 2002, at 9:00 a.m. Eastern to discuss the acquisition. To participate in the conference call, dial (800) 289-0496 and provide code 610178. International callers should dial (913) 981-5519 and provide the same code. A webcast will also be available at www.williams.com/weg/weg_news.html.

Item 9.    Regulation FD Disclosure.

           Williams Pipe Line is expected to be more than 50 cents accretive to cash flow per unit on an annualized basis to Williams Energy Partners' unitholders. In addition, Williams Energy Partners expects first full-year earnings before interest, taxes, depreciation and amortization to be approximately $122 million.

           The matters discussed herein include "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Act of 1934. These statements are based on certain assumptions and analyses made by Williams Energy Partners in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. However, whether actual results and developments will conform with Williams Energy Partners' expectations and predictions is subject to a number of risks and uncertainties, including general economic, market or business conditions, the opportunities (or lack thereof) that may be presented to and pursued by Williams Energy Partners, competitive actions by other pipeline companies, changes in laws or regulations and other factors, many of which are beyond the control of Williams Energy Partners. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that actual results or developments anticipated by Williams Energy Partners will be realized or, even if substantially realized, that they will have the expected consequences to or effect on Williams Energy Partners or its business or operations.


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           Pursuant to the requirements of the Securities Exchange Act of 1934,
Williams Energy Partners L.P. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WILLIAMS ENERGY PARTNERS L.P.

                                       By: Williams GP LLC, its General Partner



Date: April 11, 2002                       /s/ Suzanne H. Costin
                                           -------------------------------------
                                           Name: Suzanne H. Costin
                                           Title: Corporate Secretary


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